SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2017

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127953

(Commission File Number)

59-3509694

(I.R.S. Employer Identification No.)

10632 Little Patuxent Parkway

Suite 406

Columbia, Maryland 21044

(Address of principal executive offices)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 2, 2017, SolarWindow Technologies, Inc. (the “Company”) entered into a On August 2, 2017 SolarWindow Technologies, Inc. (the “Company” or “WNDW”) entered into a Process Integration and Production Agreement (the “Agreement”) with TriView Glass Industries, LLC. (“Triview). Triview is a glass fabricator operating a manufacturing facility in Hacienda (City of Industry) California (the “Facility”). The purpose and primary goals of Agreement are to (i) to establish commercial scale manufacturing methodologies and processes (the “Manufacturing Process”) to fabricate products based on WNDW technologies (the “WNDW Technologies”) and (ii) integrate WNDW Technologies into the Manufacturing Process, to build specific WNDW Glass Products (as defined below) to scale at the Facility.

In order to achieve the stated goals, will collaborate to develop a Statement of Work, for manufactured WNDW Glass Products that may include, but not be limited to tempered glass, laminated glass, and insulating glass (“WNDW Glass Products”). Upon successful integration of WNDW Technologies into Manufacturing Processes, and the build out and commercial production of a WNDW Product, as contemplated by this Agreement, the Parties, in good faith, will explore the feasibility of entering into one or more commercial relationships or opportunities with respect to the commercial manufacture and sale of WNDW Products. Under this Agreement, the Company and Triview will mutually define the basis for and determine transfer pricing for manufactured WNDW Glass Products. Under the terms of the Agreement, any newly developed intellectual property will be and remain the sole property of the Company.

The foregoing is a summary description of certain terms of the Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the License Agreement, a copy of which is attached hereto as Exhibit10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Board of Directors (the “Board”) has increased the size of the Board from three members to four and has appointed Mr. Jatinder S. Bhogal to serve as a director of the Company, and to serve as such until the next annual meeting of the Company’s shareholders and until his successor shall have been duly elected and qualified. Both actions will be effective as of August 7, 2017.

For nearly 25 years, Mr. Bhogal has provided business development guidance and consulting to both public and private companies developing healthcare services, medical devices, pharmaceuticals and vaccines, solar-photovoltaics, biofuels, and information technology solutions. Mr. Bhogal previously served as a director of the Company from September 9, 2008 through October 31, 2013. Mr. Bhogal has been reappointed to the Board due to, and we believe that we will benefit from, his experience with public companies in matters related to finance and business development.

Subject to, and upon, commencement of Mr. Bhogal’s tenure as a director, he will be compensated $4,500 per calendar quarter (every three months). At the discretion of the Board, Mr. Bhogal may be compensated in shares of common stock for assisting the Company achieving business and technology based milestones and/or objectives.

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Item 7.01 Regulation FD Disclosure.

On August 2, 2017, SolarWindow Technologies, Inc., the leading developer of transparent electricity-generating liquid coatings for glass and flexible plastics, issued a press release announcing that its transparent electricity-generating glass has been successfully processed through the rigorous autoclave system for window glass lamination at a commercial window fabricator. A copy of the press release is attached as Exhibit 99.1 to this report.

Except for the historical information presented in this document, the matters discussed in this Report, or otherwise incorporated by reference into this document, contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” ”scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Report should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Report. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Report and in the Registrant’s other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant’s business.

Note: Information in this Report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Agreement dated August 2, 2017 between SolarWindow Technologies, Inc. and TriView Glass Industries, LLC.

99.1	Press Release dated August 2, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on August 8, 2017.

SOLARWINDOW TECHNOLOGIES, INC.

By:	/s/ John Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer

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